Exhibit 10.22

ACTIVISION BLIZZARD, INC.

AMENDED AND RESTATED
RESTRICTED STOCK AWARD AGREEMENT

You have been awarded restricted shares of the Company’s common stock, $0.000001 par value per share (“Restricted Stock”), subject to the following terms and conditions:

• Name of Grantee:	Michael Griffith

• Total Number of Shares of Restricted Stock Awarded:	155,763 (1)

• Date of Grant:	June 15, 2005

•                  This award of Restricted Stock was made as of June 15, 2005 made as a material inducement for the Grantee to enter into an employment agreement dated June 15, 2005, and is being amended in connection with the amendment of such employment agreement dated December 1, 2007 (as so amended, the “Employment Agreement”), effective as of the Consummation Date (as defined in the Employment Agreement).  This award of Restricted Stock is governed by the terms of the Employment Agreement and the terms of the Amended and Restated Restricted Stock Award Terms attached hereto as Exhibit A.  In addition, this award of Restricted Stock is granted under and subject to the terms and conditions of the Company’s 2003 Incentive Plan (the “Plan”), the terms, conditions and definitions of which are hereby incorporated herein as though set forth at length, and the receipt of a copy of which the Grantee hereby acknowledges by his signature on the irrevocable stock attached hereto as Exhibit B.  Capitalized terms used herein shall have the meanings set forth in the Plan, unless otherwise defined herein.

•                  This award of Restricted Stock is conditioned upon your endorsement in blank of the irrevocable stock power attached hereto as Exhibit B.  If you do not return the attached irrevocable stock power within sixty (60) days from the Date of Grant, this award shall be deemed forfeited. As such, promptly endorse and return the attached irrevocable stock power to the General Counsel at the following address:

Activision Blizzard, Inc.

3100 Ocean Park Boulevard

Santa Monica, CA 90405

Attn: Chief Legal Office

•                  If you wish to elect a designated beneficiary to whom shares of common stock otherwise due to you pursuant to the terms of this award shall be distributed in the event of your death prior to distribution, please complete and return to the General Counsel along with your irrevocable stock power the beneficiary designation form attached hereto as Exhibit C.

Dated: July 9, 2008	ACTIVISION BLIZZARD, INC.

	By:	/s/ Ann E. Weiser
Ann E. Weiser
Chief Human Resources Officer
Accepted and Confirmed:

/s/ Michael Griffith
MICHAEL GRIFFITH

(1) Amount equal to $2,000,000 divided by the closing price of ATVI stock as reported on closing on NASDAQ on June 15, 2005, as adjusted for each split of the Common Stock occurring between that date and the Consummation Date.

EXHIBIT A

ACTIVISION BLIZZARD, INC.

AMENDED AND RESTATED
RESTRICTED STOCK AWARD TERMS

Activision Blizzard, Inc., a Delaware corporation (“Company”), has granted you (“Grantee”) an award of restricted stock pursuant to the terms and conditions set forth in your Amended and Restated Notice of Restricted Stock Award (“Grant Notice”), these Amended and Restated Restricted Stock Award Terms (“Award Terms”) and your Employment Agreement (defined in the Grant Notice).  In addition, this award of Restricted Stock is subject to the terms and conditions of the Company’s 2003 Incentive Plan (the “Plan”), the terms, conditions and definitions of which are hereby incorporated herein as though set forth at length, and the receipt of a copy of which the Grantee hereby acknowledges by his signature on the irrevocable stock power attached to the Grant Notice as Exhibit B.  Capitalized terms used herein shall have the meanings set forth in the Plan, unless otherwise defined herein.  The text of the Plan and the Grant Notice are incorporated herein by reference and made a part of these Award Terms.

1.             Definitions.  For purposes of this Award, the following terms shall have the meanings set forth below:

“Anniversary Date” means the annual anniversary of the Date of Grant.

“Award” means this Restricted Stock Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and regulations thereunder.

“Committee” means the Compensation Committee of the Board or such other Board committee designated by the Board in accordance with the Plan.

“Common Stock” means the Company’s common stock, $0.000001 par value per share.

“Company” means Activision Blizzard, Inc. and any successor thereto.

“Date of Grant” means the Date of Grant set forth on the Grant Notice.

“Disability” shall have the meaning set forth in the Employment Agreement.

“Grant Notice” means the Notice of Restricted Stock Award accompanying these Award Terms.

“Plan” means the Activision, Inc. 2003 Incentive Plan, as amended from time to time.

“Restricted Shares” means shares of Common Stock subject to the Award which are subject to the Restrictions.  This amount shall include any additional shares of Common Stock resulting from the investment of dividends declared on existing Restricted Shares pursuant to Section 6 hereof and additional or different securities issued as a result of any adjustment pursuant to Section 10 hereof.

“Restrictions” means the restrictions set forth in Section 3 hereof which are imposed on shares of Common Stock subject to this Agreement prior to vesting.

“Vested Shares” means the shares of Common Stock subject to this Agreement which have become vested pursuant to Section 4 or 5 hereof and are, therefore, no longer subject to the Restrictions.

2.             Grant of Restricted Stock.  Pursuant to action of the Board and in accordance with the Employment Agreement, the Company hereby awards to Grantee the number of shares of Common Stock as set forth on the Grant Notice.

3.             Restrictions.  From the Date of Grant until the date Grantee obtains a vested right to shares of Common Stock subject to this Award pursuant to Section 4, 5 or 10 hereof, neither the shares of Common Stock subject to this Award (including any additional shares resulting from the reinvestment of dividends declared on the original shares awarded or an adjustment of the original shares pursuant to Section 10 hereof) nor any right or privilege pertaining thereto may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed or encumbered in any way, otherwise than by transfer to a trust in accordance with Section 15 hereof, and shall not be subject to execution, attachment or similar process (collectively, the “Restrictions”). Any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber the Restricted Shares or any right or privilege pertaining thereto, otherwise than by transfer to a trust pursuant to Section 16 hereof, shall be null and void and of no force and effect.  Upon the lapse of the Restrictions with respect to any shares of Common Stock subject to this Award, Grantee shall obtain a vested right to such shares of Common Stock.

4.             Vesting.  Except as otherwise provided in Section 5 or 10, provided that Grantee remains in continuous employment with the Company or any of its subsidiaries or affiliates on the applicable date, the Restrictions with respect to the original number of Restricted Shares set forth on the Grant Notice shall lapse in two installments, with one-third of the shares to vest on the third Anniversary Date and two-thirds of the shares to vest on the fourth Anniversary Date, as adjusted to account for additional shares of Common Stock resulting from dividend reinvestment pursuant to Section 6 hereof or any adjustment pursuant to Section 9 hereof.  Fractional shares shall be rounded up to the nearest whole share of Common Stock (for which purpose one-half share shall be rounded up to the nearest whole share of Common Stock).  Upon termination of Grantee’s employment with the Company and its subsidiaries and affiliates for any reason other than death or Disability, whether by action of Grantee or the Company, any remaining Restricted Shares which have not become vested in accordance with this Section 4 shall immediately be forfeited to the Company without payment of consideration by the Company.

5.             Tax Withholding.  Upon the lapse of the Restrictions (or any such earlier time, if any, that an election is made under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Company shall be entitled to withhold from Grantee’s compensation any required taxes, including, but not limited to, Grantee’s social security and Medicare taxes and federal, state and local income tax with respect to the income arising from the lapse of the Restrictions.  The Company shall have the right to require the payment of any such taxes before delivering the stock certificate with respect to the Vested Shares and the related stock power held by the Company in accordance with Section 6 hereof.  Alternatively, in lieu of such withholding, Grantee shall be entitled to cover all or any part of the taxes arising from the lapse of the Restrictions through a reduction of the number of Vested Shares delivered to Grantee or a delivery, or tender, to the Company of shares of Common Stock already held by Grantee, in each case valued in the same manner as used in computing withholding taxes under the applicable laws.  Additionally, to the extent it is determined by a regulatory agency or a court of competent jurisdiction that shares of Common Stock which would otherwise be considered Restricted Shares pursuant to the terms of the Award nevertheless result in current federal or state taxation, (i) all Restrictions as to such shares shall immediately lapse, (ii) such shares shall immediately become Vested Shares and (iii) Grantee shall be entitled to cover all or any part of the taxes through a reduction of such Restricted Shares resulting in the taxable event.

6.             Custody, Voting and Dividends.  Restricted Shares shall be held in certificated form by the Company or its agent for Grantee’s account, with appropriate notation of the Restrictions made in the Company’s records and on the certificate for the Restricted Shares, Additionally, the grant of Restricted Shares is conditioned upon Grantee’s endorsement in blank of the irrevocable stock power attached to the

Grant Notice as Exhibit B. The irrevocable stock power must be endorsed and returned to the General Counsel within sixty (60) days from the Date of Grant.  Failure to do so within the prescribed time period will result in an immediate forfeiture of the Restricted Shares.  At the option of the Grantee, any dividends declared on Restricted Shares shall be reinvested in additional shares of Common Stock (in accordance with such methods or procedures as shall be established from time to time by the Committee), which shall vest concurrently with the Restricted Shares, or shall be paid to the Grantee concurrently with the payment of such dividends to all other record holders of Common Stock.  To the extent the Restricted Shares have not been forfeited, Grantee shall be entitled to voting privileges associated with the Restricted Shares.

7.             Lapse of Restrictions.  If, and when, the Restrictions lapse, the Company shall distribute certificates for such Vested Shares to the Grantee, which will not bear any restrictive legend other than such legends as may be required pursuant to applicable securities or blue sky laws.  Additionally, the Company will deliver to Grantee no later than thirty (30) days following the lapse of such Restrictions the related irrevocable stock power held by the Company pursuant to Section 6 hereof.

8.             Committee Discretion.  The Committee shall have plenary authority to (a) interpret any provision of these Award Terms, (b) make any determinations necessary or advisable for the administration of the Award, and (c) waive any conditions or rights under the Award, or amend, alter, accelerate, suspend, discontinue or terminate the Award; provided, however, that, except as provided in Section 9 hereof, without the consent of Grantee, no such amendment, alteration, suspension, discontinuation or termination of this Award may impair the rights of Grantee with the Award or modify the Award in any way materially inconsistent with the terms of Employment Agreement.

9.             Adjustments.  Notwithstanding anything to the contrary herein, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Restricted Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Grantee under this Award, then the Committee shall, in such manner as it may deem equitable, make any adjustments to the Award it deems appropriate. In addition, the Committee is authorized to make such adjustments as it deems appropriate in the terms and conditions of, and the criteria included in, the Award in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations or accounting principles.

10.           Postponement; Registration.  The Company may postpone the issuance and delivery of Restricted Shares until (a) the admission of such Restricted Shares to listing on any stock exchange or exchanges on which Common Stock of the Company are then listed and (b) the completion of such registration or other qualification of such Restricted Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable.  The Grantee shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Restricted Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Restricted Shares in compliance with the provisions of that or any comparable act. The Company shall have the right to register the Restricted Shares on a Form S-8 or S-3 to facilitate their resale by the Grantee.

11.           Beneficiary Designations.  Grantee shall file with the Executive Vice President of Human Resources on the form attached to the Grant Notice as Exhibit C, or such other form as may be prescribed by the Company, a designation of a primary beneficiary(ies) and a contingent beneficiary(ies) to whom shares of Common Stock otherwise due to Grantee pursuant to the terms hereof shall be distributed in the event of the death of Grantee prior to distribution.  Grantee shall have the right to change the beneficiary from time to time; provided, however, that any change shall not become effective until received in writing by the secretary of the Company or its designee.  If any designated beneficiary survives Grantee but dies before receiving all of Grantee’s benefits hereunder to which he or she is entitled, any remaining benefits due Grantee to which the deceased beneficiary is entitled shall be distributed to the deceased beneficiary’s estate.  If there is no effective beneficiary designation on file at the time of Grantee’s death, or if the designated primary beneficiary(ies) and contingent beneficiary(ies) predecease Grantee, the payment of benefits shall be made to Grantee’s estate.

12.           Legend.  The Company may cause the following or a similar legend to be set forth on each certificate representing Restricted Shares or any other security issued unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

13.           No Right to Continued Employment. Nothing in these Award Terms shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment of Grantee at any time for any reason.

14.           Governing Law.  To the extent federal law does not otherwise control, the validity, interpretation, performance and enforcement of this Award shall be governed by the laws of the State of California, without giving effect to principles of conflicts of laws thereof.

15.           Successors and Assigns.  The provisions of this Award shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Grantee and, to the extent applicable, Grantee’s legal representative.  Grantee may transfer Restricted Shares to the trustee of a trust only to the extent approved in advance by the Committee (or its designee), in its sole discretion, and the Restricted Shares are held by such trustee subject to all the terms and conditions set forth in this Award. Furthermore, as a condition to transfer, the Committee (or its designee) shall have the authority to require the trustee to execute any documentation deemed appropriate by the Committee (or its designee) to ensure the Restricted Shares will continue to be subject to the terms and conditions set forth in this Award.

EXHIBIT B

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, and pursuant to the Restricted Stock Award dated as of                    (the “Award”), the undersigned does hereby sell, assign, transfer and convey to

Activision Blizzard, Inc.(the “Company”)                     shares of Activision Blizzard, Inc. common stock, $0.000001 par value, represented by Certificate(s) No.                     , and hereby irrevocably constitutes and appoints                      to transfer said stock on the books of the

Company, with full power of substitution in the premises.

First Name	Middle Name	Last Name	Date

Instructions: Please do not fill in any blanks other than the signature line.  The purpose of this irrevocable stock power is to enable the Company to exercise full ownership and control over the restricted stock subject to the Award in the event of forfeiture.

EXHIBIT C

ACTIVISION BLIZZARD, INC.

Restricted Stock Award dated as of              , 20

Designation of Beneficiary

I,                                                                                    (“Grantee”), hereby designate

PRIMARY

(Print Beneficiary’s	Last	First	Middle Initial
Name)

Print Beneficiary’s			Relationship
Address

PRIMARY

(Print Beneficiary’s	Last	First	Middle Initial
Name)

Print Beneficiary’s			Relationship
Address

as my primary beneficiary(ies) for purposes of the above-referenced award (“Award”). In the event of my death prior to the distribution of all shares of Common Stock otherwise due to me pursuant to the Award, such primary beneficiary(ies) shall receive the remaining amount in equal shares. If none of the above-named primary beneficiary(ies) survive me, the remaining amount of shares of Common Stock shall be distributed in equal shares to those then living of the following person(s):

SECONDARY

(Print Beneficiary’s	Last	First	Middle Initial
Name)

Print Beneficiary’s			Relationship
Address

SECONDARY

(Print Beneficiary’s	Last	First	Middle Initial
Name)

Print Beneficiary’s			Relationship
Address

It is understood that this Designation of Beneficiary is made pursuant to the Award and is subject to the conditions stated therein.  It is further understood that all prior designations of beneficiary under the Award are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by Grantee and filed with the Company prior to Grantee’s death.

Date	Grantee

ACKNOWLEDGED AND ACCEPTED BY THE
COMPANY:

Date	Signature of Company Representative